_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 1997

                     SOVEREIGN BANCORP, INC.
     (Exact name of registrant as specified in its charter)

        Pennsylvania                0-16533           23-2453088
(State or other jurisdiction      (commission       (IRS Employer
      of incorporation)           File Number)       Ident. No.)

1130 Berkshire Boulevard, Wyomissing, Pennsylvania        19610
     (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (215) 320-8400

                               N/A
  (Former name or former address, if changed since last report.)
_________________________________________________________________
_________________________________________________________________

Item 2. Acquisition or Disposition of Assets.

     On August 29, 1997 (the "Effective Date"), Sovereign Bancorp, Inc. ("Sovereign"), a Pennsylvania corporation and registered savings and loan holding company, and Bankers Corp. ("Bankers"), a New Jersey corporation and registered bank holding company, completed the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of February 5, 1997, between such parties (the "Agreement").

     On the Effective Date, pursuant to the Agreement, Bankers merged with and into Sovereign, with Sovereign surviving the Merger, the separate existence of Bankers ceased, and all property, rights, powers, duties, obligations and liabilities of Bankers were automatically transferred to Sovereign, in accordance with Pennsylvania and New Jersey law. Sovereign, as the surviving corporation, will be governed by the articles of incorporation and bylaws of Sovereign in effect immediately prior to the Effective Date. The Board of Directors and executive officers of Sovereign in office immediately prior to the Effective Date will remain as Sovereign's Board of Directors and executive officers after the Effective Date.

     Immediately prior to completion of the Merger, 12,931,898 shares of common stock of Bankers, par value $0.01 per share ("Bankers Common Stock"), were issued and outstanding. On the Effective Date, each outstanding share of Bankers Common Stock was automatically converted into 1.854 shares of common stock of Sovereign, without par value ("Sovereign Common Stock"). A total of approximately 22,974,486 shares of Sovereign Common Stock were issued in the Merger. On the Effective Date, the last reported sale price of Sovereign Common Stock, as reported on the NASDAQ/NMS, was $15.50 per share. The Merger was treated as a pooling of interests for financial accounting purposes.

     The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

Item 5. Other Events.

     Pursuant to the Bank Plan of Merger, dated as of February 5, 1997 (the "Bank Plan"), executed in connection with the Agreement, Bankers Savings, a New Jersey state-chartered stock savings bank and wholly-owned subsidiary of Bankers, merged with and into Sovereign Bank, a federal savings bank and wholly-owned subsidiary of Sovereign, with Sovereign Bank surviving the merger (the "Bank Merger").

     Upon completion of the Bank Merger, the separate existence of Bankers Savings ceased. All property, rights, powers, duties, obligations and liabilities of Bankers Savings were automatically transferred to Sovereign Bank, in accordance with Federal law. Sovereign Bank, as the surviving bank, is governed by the charter and bylaws of Sovereign Bank in effect immediately prior to the Effective Date. The Board of Directors and executive officers of Sovereign Bank consist of Sovereign Bank's Board of Directors and executive officers in office immediately prior to the Effective Date, except that Joseph P. Gemmell, Chairman, President and Chief Executive Officer of Bankers and Bankers Savings, became a director of Sovereign Bank upon the completion of the Bank Merger.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          Financial Statements of Bankers required by this
          Item 7(a) will be filed by an amendment to this Form 8-K not later than 60 days from the date hereof. Sovereign expects that the amendment containing such financial information will be filed on or about October 15, 1997.

     (b)  Pro forma financial information.

          Pro forma financial information required by this
          Item 7(b) will be filed by an amendment to this Form 8-K not later than 60 days from the date hereof. Sovereign expects that the amendment containing such pro forma financial information will be filed on or about October 15, 1997.

     (c)  Exhibits.

           2.1 Agreement, dated as of February 5, 1997, between Sovereign and Bankers (incorporated herein by reference to Exhibit 28.1 to Sovereign's Current Report on Form 8-K, dated
               February 12, 1997).

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SOVEREIGN BANCORP, INC.

Dated:  September 12, 1997

                              By /s/ Karl D. Gerhart
                                   Karl D. Gerhart,
                                   Chief Financial Officer and
                                   Treasurer